Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces First Quarter 2017 Results

First Quarter Net Income Attributable to Common Shareholders of $0.14 Per Share

First Quarter Normalized FFO of $0.46 Per Share

Newton, MA (May 5, 2017):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter ended March 31, 2017.

"In the first quarter of 2017, we continued to execute our strategy of disciplined capital allocation, highlighted by our first joint venture transaction,” said David Hegarty, President and Chief Operating Officer. "This transaction allowed us to showcase the value of a portion of our portfolio, reduce our concentration risk by tenant and asset, decrease our leverage and demonstrate our ability to access cost efficient capital. Also, during the quarter we acquired one medical office building for $15 million and continued to invest capital in our existing senior living properties in order to remain competitive with new supply."

Results for the Quarter Ended March 31, 2017:

Net income attributable to common shareholders was $32.2 million, or $0.14 per diluted share, for the quarter ended March 31, 2017, compared to $31.3 million, or $0.13 per diluted share, for the quarter ended March 31, 2016. This increase in net income attributable to common shareholders is primarily the result of acquisitions since January 1, 2016 and a loss on impairment of assets recognized for the quarter ended March 31, 2016, partially offset by an increase in interest expense. Normalized funds from operations, or Normalized FFO, were $108.4 million and $110.3 million, respectively, or $0.46 per diluted share, for each of the quarters ended March 31, 2017 and March 31, 2016.

Cash basis net operating income, or Cash Basis NOI, was $158.6 million for the quarter ended March 31, 2017, compared to $154.4 million for the quarter ended March 31, 2016, which represents an increase of 2.7%. The increase in Cash Basis NOI of $4.2 million is primarily the result of acquisitions since January 1, 2016.

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended March 31, 2017 and 2016 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI for the quarters ended March 31, 2017 and 2016 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the quarters ended March 31, 2017 and 2016 appear later in this press release.

Portfolio Operating Results:

For the quarter ended March 31, 2017, 41.3% of SNH’s NOI came from 120 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.6 million leasable square feet.  As of March 31, 2017, 96.4% of SNH’s MOB square feet were leased compared to 95.8% as of March 31, 2016. Same property occupancy at SNH’s MOBs decreased to 96.2% as of March 31, 2017 from 96.3% as of March 31, 2016. SNH’s MOB same property Cash Basis NOI increased by $0.5 million and same property NOI decreased by $0.5 million for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016.

For the quarter ended March 31, 2017, 41.1% of SNH’s NOI came from 236 triple net leased senior living communities with 26,220 living units. Occupancy at triple net leased senior living communities and same property triple net leased senior living communities decreased to 85.0% for the most recently available 12 month period, compared to 85.4% for the comparable period last year(1). Same property Cash Basis NOI and same property NOI from triple net leased senior living communities increased by $1.0 million and $0.7 million, respectively, for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016.

For the quarter ended March 31, 2017, 14.8% of SNH's NOI came from 68 managed senior living communities with 8,798 living units. Occupancy at managed senior living communities was 86.0% for the quarter ended March 31, 2017, compared to 87.5% for the quarter ended March 31, 2016. Same property occupancy at managed senior living communities owned and managed by the same operator continuously since January 1, 2016 was 86.1% for the quarter ended March 31, 2017, compared to 87.2% for the quarter ended March 31, 2016. Same property average monthly rates increased by 1.8% to $4,349 for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016. Same property Cash Basis NOI and same property NOI from managed senior living communities each decreased by 3.1% for the quarter ended March 31, 2017 compared to the quarter ended March 31, 2016.

For the quarter ended March 31, 2017, consolidated same property Cash Basis NOI increased to $152.3 million compared to $151.5 million for the quarter ended March 31, 2016, and consolidated same property NOI decreased to $156.8 million compared to $157.3 million for the quarter ended March 31, 2016.

Joint Venture Transaction:

In March 2017, SNH entered into a joint venture with a sovereign institutional investor for one of SNH's MOBs (two buildings) located in Boston, Massachusetts. The investor contributed approximately $260.9 million for a 45% equity interest in the joint venture, and SNH retained the remaining 55% equity interest in the joint venture. The investment amount was based on a property valuation of $1.2 billion, less $620.0 million of existing mortgage debts on the property at the time of the investment.

The property included in the joint venture was acquired by SNH in May 2014 for $1.1 billion and consists of two 15 story, class A LEED® Gold Certified life-science buildings with structured parking located in Boston’s Seaport District. The two buildings are 95% leased to Vertex Pharmaceuticals, Inc. through 2028 and include 1.1 million rentable square feet of lab, corporate office and street level retail space. SNH used the net proceeds from this transaction to repay a portion of the amounts outstanding under its revolving credit facility.

Financing Activities:

In April and May 2017, SNH prepaid, at an aggregate premium to par of approximately $5.4 million, plus accrued interest, approximately $288.4 million of secured debt with a weighted average annual interest rate of 6.69%. SNH funded these prepayments with cash on hand and borrowings under its revolving credit facility. In May 2017, SNH gave notice of its intention to prepay, at par plus accrued interest, approximately $8.8 million of secured debt with an annual interest rate of 5.95%; SNH expects to make this prepayment in June 2017.

Investment Activities:

In January 2017, SNH acquired one MOB for approximately $15.1 million, excluding closing costs. This MOB contains approximately 117,000 square feet. It is located in Kansas, is primarily leased to the University of Kansas Health System and it has a remaining lease term of approximately 10.6 years as of the date of acquisition.

During the quarter ended March 31, 2017, SNH invested approximately $11.6 million on improvements at its owned senior living communities that will generate additional rent under the terms of its existing senior living communities’ leases. SNH regularly makes additional investments at its owned MOBs and its owned and managed senior living communities that it expects may increase its operating revenue from those properties.

____________________________________________________________________________________________________________________________________
(1) Occupancy ratios for triple net leased senior living communities are based upon operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended December 31, 2016 and 2015.  SNH has not independently verified tenant operating data.

Conference Call:

On Friday, May 5, 2017, at 1:00 p.m. Eastern Time, President and Chief Operating Officer, David Hegarty, and Chief Financial Officer and Treasurer, Rick Siedel, will host a conference call to discuss SNH's first quarter 2017 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, May 12, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10104367.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website following the call for about one week.  The transcription, recording and retransmission in any way of SNH’s first quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s First Quarter 2017 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO and Normalized FFO, and NOI and Cash Basis NOI and reconciliations of net income attributable to common shareholders and net income, respectively, determined in accordance with GAAP to these amounts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. HEGARTY'S STATEMENT IN THIS PRESS RELEASE THAT SNH CONTINUED TO INVEST CAPITAL IN ITS EXISTING PROPERTIES DURING THE FIRST QUARTER OF 2017 TO REMAIN COMPETITIVE WITH NEW SUPPLY MAY IMPLY THAT SNH WILL CONTINUE TO INVEST CAPITAL IN ITS PROPERTIES. HOWEVER, SNH MAY REDUCE OR DISCONTINUE SUCH INVESTMENTS, AND SNH'S PROPERTIES MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH NEWER PROPERTIES DESPITE ITS CAPITAL INVESTMENTS.

•
MR. HEGARTY'S STATEMENT IN THIS PRESS RELEASE THAT SNH'S RECENT JOINT VENTURE TRANSACTION DECREASED SNH LEVERAGE MAY IMPLY THAT SNH’S LEVERAGE WILL BE SUSTAINED AT A REDUCED LEVEL. SNH'S DEBT LEVERAGE MAY INCREASE IN THE FUTURE.

•
THE STATEMENT IN THIS PRESS RELEASE THAT SNH EXPECTS THE ADDITIONAL INVESTMENTS IT REGULARLY MAKES AT ITS MOBS AND MANAGED SENIOR LIVING COMMUNITIES MAY INCREASE OPERATING REVENUE FROM THOSE PROPERTIES. HOWEVER, THERE CAN BE NO ASSURANCE THAT OPERATING REVENUE FROM THOSE PROPERTIES WILL INCREASE OR REMAIN AT CURRENT LEVELS OR THAT FUTURE INVESTMENTS IN SNH’S PROPERTIES WILL INCREASE OPERATING REVENUE FROM THOSE PROPERTIES. IN FACT, SNH’S REVENUES MAY DECLINE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Rental income	$166,443	$161,421
Residents fees and services	98,118	96,954
Total revenues	264,561	258,375

Expenses:
Property operating expenses	101,057	97,949
Depreciation and amortization	73,175	71,223
General and administrative	15,083	10,863
Acquisition and certain other transaction related costs	292	439
Impairment of assets	—	7,390
Total expenses	189,607	187,864

Operating income	74,954	70,511

Dividend income	659	—
Interest and other income	120	64
Interest expense	(43,488)	(39,280)
Loss on early extinguishment of debt	—	(6)
Income from continuing operations before income tax expense and equity in earnings of an investee	32,245	31,289
Income tax expense	(92)	(94)
Equity in earnings of an investee	128	77
Net income	32,281	31,272
Net income attributable to noncontrolling interest	(126)	—
Net income attributable to common shareholders	$32,155	$31,272

Weighted average common shares outstanding (basic)	237,391	237,315
Weighted average common shares outstanding (diluted)	237,416	237,329

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.14	$0.13

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FFO AND NORMALIZED FFO
(amounts in thousands, except per share data)
(unaudited)

Calculation of FFO and Normalized FFO (1):

	Three Months Ended March 31,
	2017	2016
Net income attributable to common shareholders	$32,155	$31,272
Depreciation and amortization expense	73,175	71,223
Noncontrolling interest's share of net FFO adjustments	(456)	—
Impairment of assets	—	7,390
FFO	104,874	109,885

Estimated business management incentive fees (2)	3,266	—
Acquisition and certain other transaction related costs	292	439
Loss on early extinguishment of debt	—	6
Normalized FFO	$108,432	$110,330

Weighted average common shares outstanding (basic)	237,391	237,315
Weighted average common shares outstanding (diluted)	237,416	237,329

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.14	$0.13
FFO	$0.44	$0.46
Normalized FFO	$0.46	$0.46
Distributions declared	$0.39	$0.39

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization and the difference between net income attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are determined at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs such as legal and professional fees associated with SNH's acquisition and disposition activities, gains and losses on early extinguishment of debt, if any, and Normalized FFO from noncontrolling interest, net of FFO, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income attributable to common shareholders and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to common shareholders or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity. These measures should be considered in conjunction with net income, net income attributable to common shareholders and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)        Incentive fees under SNH’s business management agreement are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s Condensed Consolidated Statements of Income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2017	2016
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$166,443	$161,421
Residents fees and services	98,118	96,954
Total revenues	264,561	258,375
Property operating expenses	(101,057)	(97,949)
Property net operating income (NOI):	163,504	160,426
Non-cash straight line rent adjustments	(3,429)	(4,561)
Lease value amortization	(1,291)	(1,254)
Lease termination fee amortization	—	(42)
Non-cash amortization included in property operating expenses(2)	(199)	(199)
Cash Basis NOI	$158,585	$154,370

Reconciliation of Net Income to Cash Basis NOI:
Net income	$32,281	$31,272

Equity in earnings of an investee	(128)	(77)
Income tax expense	92	94
Loss on early extinguishment of debt	—	6
Interest expense	43,488	39,280
Interest and other income	(120)	(64)
Dividend income	(659)	—
Operating income	74,954	70,511

Impairment of assets	—	7,390
Acquisition and certain other transaction related costs	292	439
General and administrative expense	15,083	10,863
Depreciation and amortization expense	73,175	71,223
Property NOI	163,504	160,426

Non-cash amortization included in property operating expenses(2)	(199)	(199)
Lease termination fee amortization	—	(42)
Lease value amortization	(1,291)	(1,254)
Non-cash straight line rent adjustments	(3,429)	(4,561)
Cash Basis NOI	$158,585	$154,370

(1)        The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SNH records those amounts as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity.  These measures should be considered in conjunction with net income and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)        SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31, 2017					For the Three Months Ended March 31, 2016
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$67,252	$98,118	$94,646	$4,545	$264,561	$65,308	$96,954	$91,582	$4,531	$258,375
Property operating expenses	—	(73,880)	(27,177)	—	(101,057)	(363)	(72,178)	(25,408)	—	(97,949)
Property net operating income (NOI)	$67,252	$24,238	$67,469	$4,545	$163,504	$64,945	$24,776	$66,174	$4,531	$160,426
NOI change	3.6%	(2.2)%	2.0%	0.3%	1.9%

Property NOI	$67,252	$24,238	$67,469	$4,545	$163,504	$64,945	$24,776	$66,174	$4,531	$160,426
Less:
Non-cash straight line rent adjustments	776	—	2,515	138	3,429	1,172	—	3,252	137	4,561
Lease value amortization	—	—	1,236	55	1,291	—	—	1,199	55	1,254
Lease termination fee amortization	—	—	—	—	—	—	—	42	—	42
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Cash Basis NOI	$66,476	$24,238	$63,519	$4,352	$158,585	$63,773	$24,776	$61,482	$4,339	$154,370
Cash Basis NOI change	4.2%	(2.2)%	3.3%	0.3%	2.7%

Reconciliation of NOI to Same Property NOI:
Property NOI	$67,252	$24,238	$67,469	$4,545	$163,504	$64,945	$24,776	$66,174	$4,531	$160,426
Less:
NOI not included in same property	2,457	1,262	2,964	—	6,683	846	1,060	1,179	—	3,085
Same property NOI (4)	$64,795	$22,976	$64,505	$4,545	$156,821	$64,099	$23,716	$64,995	$4,531	$157,341
Same property NOI change	1.1%	(3.1)%	(0.8)%	0.3%	(0.3)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$64,795	$22,976	$64,505	$4,545	$156,821	$64,099	$23,716	$64,995	$4,531	$157,341
Less:
Non-cash straight line rent adjustments	777	—	2,178	138	3,093	1,106	—	3,282	137	4,525
Lease value amortization	—	—	1,199	55	1,254	—	—	1,082	55	1,137
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	197	—	197
Same property cash basis NOI (4)	$64,018	$22,976	$60,929	$4,352	$152,275	$62,993	$23,716	$60,434	$4,339	$151,482
Same property cash basis NOI change	1.6%	(3.1)%	0.8%	0.3%	0.5%

(1)
See above for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. For a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures, please see footnote 1 to the table included on page 7.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2016 and includes our property subject to a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Real estate properties	$7,767,756	$7,730,523
Accumulated depreciation	(1,376,898)	(1,328,011)
	6,390,858	6,402,512

Cash and cash equivalents	32,272	31,749
Restricted cash	3,126	3,829
Acquired real estate leases and other intangible assets, net	496,620	514,446
Other assets, net	297,328	275,218
Total assets	$7,220,204	$7,227,754

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$97,000	$327,000
Unsecured term loans, net	547,246	547,058
Senior unsecured notes, net	1,723,484	1,722,758
Secured debt and capital leases, net	1,114,796	1,117,649
Accrued interest	33,522	18,471
Assumed real estate lease obligations, net	103,521	106,038
Other liabilities	181,611	189,375
Total liabilities	3,801,180	4,028,349

Total equity	3,419,024	3,199,405
Total liabilities and equity	$7,220,204	$7,227,754

(END)